As filed with the Securities and Exchange Commission on March 28, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MGT CAPITAL INVESTMENTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	13-4148725
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

500 Mamaroneck Avenue, Suite 204 Harrison, NY	10528
(Address of principal executive offices)	(Zip Code)

Amended and Restated 2012 Stock Incentive Plan

(Full title of the plans)

Robert B. Ladd President and Chief Executive Officer 500 Mamaroneck Avenue, Suite 204 Harrison, NY 10528 (914) 630-7431 (Name, address and telephone number of agent for service)	Copy to: Jay M. Kaplowitz, Esq. Sichenzia Ross Friedman Ference LLP 61 Broadway, 32nd Floor New York, NY 10006 (212) 930-970

Indicate by check mark whether the Company is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “small reporting company” in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount to Be Registered		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001	1,335,000	(1)	$1.93	(2)	$2,576,550	$331.86

1.	Represents 1,335,000 previously unregistered shares of common stock, par value $0.001 per share (the “Common Stock”), of MGT Capital Investments, Inc. (the “Company”) issued or available for issuance under the Company’s Amended and Restated 2012 Stock Incentive Plan (the “Amended and Restated Plan”), including an aggregate of 260,000 shares issued to Robert Ladd, our President and Chief Executive Officer, and Robert Traversa, our Treasurer and Chief Financial Officer. Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover any additional securities that become issuable under the Amended and Restated Plan by reason of any stock split, stock dividend, recapitalization or any other similar transaction.

2.	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) promulgated under the Securities Act by taking the average of the high and low sales price per share of the Common Stock on the NYSE MKT on March 25, 2014, which was $1.93 per share

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EXPLANATORY STATEMENT

This registration statement on Form S-8 is being filed to register the issuance of 1,335,000 previously unregistered shares of common stock, par value $0.001 per share (the “Common Stock”), of MGT Capital Investments, Inc. (the “Company”) issued or issuable under the Company’s Amended and Restated 2012 Stock Incentive Plan (the “Amended and Restated Plan”).  The Amended and Restated Plan was initially approved by a requisite vote of the stockholders of the Company at the Company’s annual meeting held on September 27, 2013, at which time the number of shares issuable pursuant to the Amended and Restated Plan was increased from 415,000 shares to 1,335,000 shares. The Company is filing this registration statement on Form S-8 to register all 1,335,000 shares issuable pursuant to the Amended and Restated Plan. This Registration Statement also includes a reoffer prospectus prepared in accordance with General Instruction C of Form S-8 and in accordance with the requirements of Part I of Form S-3, which may be utilized for reoffering and resales on a continuous or delayed basis in the future for shares issued to affiliates of the Company. The reoffer prospectus does not contain all of the information included in the Registration Statement, certain items of which are contained in schedules and exhibits to the Registration Statement, as permitted by the rules and regulations of the Securities and Exchange Commission (the “SEC” or the “Commission”). Statements contained in this reoffer prospectus as to the commitments of any agreement, instrument or other document referred to herein are not necessarily complete. With respect to each such agreement, instrument or other document filed as an exhibit to the Registration Statement, we refer you to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by this reference.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I, and the Note to Part I of Form S-8 will be delivered to each of the participants in accordance with Rule 428 under the Securities Act of 1933, as amended (“Securities Act”), but these documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a Prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2. Registrant Information and Employee Annual Information.

Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus, and other documents required to be delivered to eligible employers, non-employee directors and consultants pursuant to Rule 428(b) are available without charge by contacting: Stuart van Leenen, General Counsel, MGT Capital Investments, Inc., 500 Mamaroneck Avenue, Suite 204, Harrison, NY 10528, (914) 630-7429.

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-

REOFFER PROSPECTUS

MGT Capital Investments, Inc.

1,335,000 shares

of

Common Stock

This Prospectus relates to 1,335,000 shares of common stock, par value $0.001 per share (the “Common Stock”) for resale from time to time by certain stockholders (the “Selling Stockholders”) of the Company named herein or by prospectus supplement for their own account and on a continuous or delayed basis, to the public without restriction. Each Selling Stockholder that sells shares of our Common Stock pursuant to this reoffer prospectus may deemed to be an “underwriter” within the meaning of the Securities Act. Any commissions received by a broker or dealer in connection with resales of shares may be deemed to be underwriting commissions or discounts under the Securities Act. The Selling Stockholders identified herein have acquired or will acquire the shares of Common Stock pursuant to the Amended and Restated Plan and may resell all, a portion, or none of the shares of Common Stock from time to time.

You should carefully read this Prospectus together with the documents we incorporate by reference before you invest in our Common Stock.

Our common stock is listed on the NYSE MKT under the symbol “MGT.” On March 25, 2014, the closing price of our Common Stock was $1.95 per share.

Investing in our securities involves a high degree of risk. Consider carefully the Risk Factors on page 11 of this Prospectus and in the reports we file with the Securities and Exchange Commission that are incorporated by reference into this Prospectus before deciding to invest in any of these securities.

You should rely only on the information contained in or incorporated by reference in this Prospectus. We have not, and the Selling Stockholders have not, authorized anyone, including any salesperson or broker, to give oral or written information about this offering, the Company, or the shares of Common Stock offered hereby that is different from the information included in this Prospectus. If anyone provides you with different information, you should not rely on it. The Selling Stockholders are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this Prospectus is accurate only as of the date on the front cover of this Prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

This Prospectus is not an offer to sell any securities other than the shares of Common Stock offered hereby. This Prospectus is not an offer to sell securities in any circumstances in which such an offer is unlawful.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is March 28, 2014

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 TABLE OF CONTENTS

The following table of contents has been designed to help you find information contained in this Prospectus. We encourage you to read the entire Prospectus.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

In addition to historical information, this Prospectus, including the information incorporated by reference into this Prospectus, contains statements relating to future events or our future financial position, business strategy, budgets, projected costs, plans and objectives of management for future operations. These statements are forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995. Generally, words such as “may,” “will,” “should,” “could,” “would,” “anticipate,” “expect,” “intend,” “estimate,” “plan,” “project,” “continue,” “goal” and “believe,” or other variations on these and other similar expressions identify forward-looking statements. Forward-looking statements are only predictions and, as such, are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are based upon our assumptions as to future events or our future financial performance that may not prove to be accurate. These statements speak only as of the date they were made, and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this report may not occur as contemplated, and actual results could differ materially from those anticipated or implied by the forward-looking statements. The forward-looking statements, as well as our prospects as a whole, are subject to risks and uncertainties, including the following:

•	Our history of losses;
•	Our need for additional capital;
•	The pace of technological change in our industry;
•	Our ability to gain commercial acceptance of our products;
•	Our ability to protect our intellectual property;
•	The outcome of litigation related to our intellectual property;
•	The effect of competition from other technologies;
•	Our dependence on key business relationships; and
•	Our ability to attract and retain key executives and other highly skilled employees.

For more information regarding these risks and uncertainties as well as certain additional risks that we face, investors should review the risks described in this Prospectus and those incorporated by reference into this Prospectus, including those risks contained in our most recent Annual Report on Form 10-K and 10-K/A and our subsequent Quarterly Reports on Form 10-Q, as updated by our subsequent filings under the Exchange Act. We caution you not to place undue reliance on these forward-looking statements, which are current only as of the date on which we filed this Prospectus.

SUMMARY

 This summary contains basic information about us, our common stock and this offering. It highlights selected information contained in or incorporated by reference in this Prospectus. Because this is a summary, it does not contain all of the information that you should consider before investing in the common stock. Before making an investment decision, you should read carefully this entire Prospectus, including the section entitled “Risk Factors,” our financial statements and the accompanying notes to the financial statements and the other documents incorporated by reference into this Prospectus.

MGT Capital Investments, Inc.

MGT Capital Investments, Inc. (“MGT,” “the Company,” “we,” “us”) is a Delaware corporation, incorporated in 2000. The Company was originally incorporated in Utah in 1977. MGT is comprised of the parent company, majority-owned subsidiaries MGT Gaming, Inc. (“MGT Gaming”) and MGT Interactive LLC (“MGT Interactive”) and wholly-owned subsidiaries Medicsight, Inc. (“Medicsight”), MGT Studios, Inc. (f/k/a MGT Capital Solutions, Inc.) (“MGT Studios”) (including its wholly-owned subsidiary Avcom, Inc. and its majority owned subsidiary M2P Americas, Inc.), and MGT Sports, Inc. (“MGT Sports”) (including its majority owned subsidiary FanTD LLC, (“FanTD”)).

Our Corporate office is located in Harrison, New York.

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MGT and its subsidiaries are primarily engaged in the business of acquiring, developing and monetizing assets in the online and mobile gaming space.

On April 16, 2013, the Company entered into an Asset Purchase Agreement to acquire certain assets and liabilities of Digital Angel Corporation, a developer and publisher of mobile games designed for tablets and smartphones. The transaction closed on May 2, 2013. On September 30, 2013, the Company entered into a nonexclusive license with Gammaker PTY to further develop and market such games in exchange for a 10% share of the gross revenues generated by Gammaker on such games

On May 20, 2013, MGT Sports completed the acquisition of 63% of the outstanding membership interests of FanTD LLC. FanTD operates a daily fantasy sports website at www.fanthrowdown.com. Launched in 2012, FanThrowdown.com offers players the opportunity to participate in real money daily fantasy gameplay for the NFL, MLB, NCAA (basketball & football), NHL, NBA and professional golf. Players select a roster of athletes across most popular sports, and winnings are determined by the same-day performance of these rosters. Daily fantasy sports compress the timeframe of traditional fantasy sports from multi-month seasons into 24-hour periods.

On September 3, 2013, the Company entered into a Contribution and Sale Agreement (the “Contribution Agreement”) among the Company, Gioia Systems, LLC. (“Gioia”) and MGT Interactive whereby MGT Interactive acquired certain assets from Gioia, the inventor and owner of a proprietary method of card shuffling for the online poker market. Trademarked under the name Real Deal Poker, the technology uses patented shuffling machines, along with permutation re-sequencing, allowing for the creation of up to 16,000 decks per minute in real time. The acquisition includes seven (7) U.S. patents and several Internet URL addresses, including www.RealDealPoker.com. The information contained in such website is not part of this prospectus. Pursuant to the Contribution Agreement, Gioia contributed the assets to MGT Interactive in exchange for a 49% interest in MGT Interactive and MGT contributed $200,000 to MGT Interactive in exchange for a 51% interest in MGT Interactive. The $200,000 contribution will be used to cover working capital expenses, including the direct and associated costs relating to the achievement of a certification from Gaming Laboratories International (“GLI”). The Company has the right to acquire an additional 14% ownership interest in MGT Interactive from Gioia in exchange for a purchase price of $300,000 after GLI certification is obtained. Gioia, in turn, will have the right to re-acquire the 14% interest for a period of three years at a purchase price of $500,000. Gioia has the right to certain royalty payments from the Gross Rake payments, and any licensing or royalty income received by MGT Interactive.

On November 11, 2013, the Company entered into an Agreement and Plan of Reorganization (the “Reorganization Agreement”) with MGT Capital Solutions, Inc., a wholly owned subsidiary of the Company, Avcom, Inc. and the shareholders and option holders of Avcom, Inc. (“Avcom”). Pursuant to the Reorganization Agreement, the Company acquired 100% of the capital stock of Avcom. In consideration, the preferred stockholders of Avcom received $550,000 in value of the Company’s common stock and the common stockholders and option holders of Avcom received an aggregate of $1,000,000 in value of the Company’s common stock, based on the volume weighted average closing price for the 20 trading days prior to signing date of the Reorganization Agreement. The Avcom acquisition closed on November 26, 2013.

One half of the issuance to the Avcom common stockholders and option holders was placed in escrow and will be released upon the later of (i) the commercial release of an agreed upon game or (ii) six (6) months after closing. In addition, the common stockholders may be awarded contingent consideration of $1,000,000 through the issuance of up to 333,000 shares of the Company’s common stock in the event that the game reaches $3,000,000 in gross revenues within 18 months of signing the Reorganization Agreement. The Company believes that the acquisition is a “Significant Acquisition” for accounting purposes, and will file its financial statements accordingly.

Avcom is a game development studio producing free to play mobile and social casino-style games. Avcom’s assets include physical and intellectual property associated with Mobileveg.as and freeawesome.com, as well as a game under development titled “SlotChamp”. Prior to entering into the Reorganization Agreement, Avcom had performed certain game development consulting services for the Company for which Avcom received an aggregate of $90,000 as consideration for such services.

On December 4, 2013, the Company entered into a Strategic Alliance Agreement with M2P Entertainment GmbH, a German corporation (“M2P”), the newly formed Delaware corporation, M2P Americas, Inc. (“M2P Americas”) and MGT Studios (the “Strategic Alliance Agreement”). The purpose of the strategic alliance is to enable M2P Americas to market and exploit M2P’s gaming technology in North and South America (the “Territory”). To that end, the Strategic Alliance Agreement grants M2P Americas an exclusive royalty free license to use M2P’s gaming technology in the Territory, and the Company and M2P have agreed to jointly cooperate to assist M2P Americas in the launch of M2P’s gaming technology in the Territory, including advancing expenses and providing network and human resources support. As part of the transaction, the Company acquired 50.1% of M2P Americas and M2P Entertainment acquired 49.9%.

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The parties also entered into a Stockholders Agreement dated the same date which, among other things, grants M2P an option to purchase 10% of the Company’s ownership in M2P America at book value if the Company does not purchase equity in M2P prior to April 2, 2014.

 Any advances by the Company or its subsidiaries to M2P Americas will be considered a loan bearing interest at 4% per annum or the applicable federal rate if greater. The Strategic Alliance Agreement has a term of 20 years.

On December 10, 2013, the Company entered into a Warrant Modification Agreement (the “Modification Agreement”) with Iroquois Master Fund Ltd. (“Iroquois”). Pursuant to the Modification Agreement, Iroquois agreed to immediately exercise its warrant to purchase 613,496 shares of Common Stock, par value $0.001 of the Company, at an exercise price of $1.50 per share, for aggregate gross proceeds to the Company of approximately $920,000, and (ii) agreed to terminate its right of participation in future equity offerings of the Company. In exchange, the Company reduced the warrant exercise price from $3.85 per share to $1.50 per share, and agreed not to issue any securities at a price below $2.50 per share for a period of 90 days after the date of the Modification Agreement (other than securities granted pursuant to a stock plan or issued in connection with an acquisition or issued pursuant to an agency agreement with a registered broker-dealer provided that we agree with the broker-dealer and publicly announce that we will not sell shares for a price below $2.50 per share). Iroquois acquired the warrant in connection with the Company's November 2012 financing. In connection with the Modification Agreement, the Company paid to Chardan Capital Markets, LLC (“Chardan”) a placement fee for the solicitation of the exercise of the warrants equal to 8% of the gross proceeds raised, or approximately $73,000 and reimbursed Chardan for $9,000 of its legal fees incurred.

MGT filed an application for a New Jersey Casino Service Industry Enterprise License (“CSIE”).   According to regulations promulgated by the New Jersey Division of Gaming Enforcement (NJDGE), companies providing Internet gaming software or systems, and vendors who manage, control, or administer games and associated wagers conducted through the Internet, must obtain a CSIE.

On September 30, 2006, the United States Congress passed the Unlawful Internet Gambling Enforcement Act of 2006 (“UIGEA”). The criminal provisions of UIGEA provide that no person engaged in the business of betting or wagering may knowingly accept directly or indirectly virtually any type of payment from a player in unlawful internet gambling (i.e. bets that are unlawful under other state or federal laws). Fantasy sports are exempt from the definition of unlawful internet gambling provided that:

•	They are not based on the current membership of an actual sports team or in the score, point spread or performance of teams
•	All prizes and awards are established and made known before the start of the contest; and
•	Winning outcomes are based on the skill of the participants and predominately by accumulated statistics of individual performances of athletes, but not solely on a single performance of an athlete.

MGT Gaming owns U. S. Patent No. 7,892,088 entitled "Gaming Device Having a Second Separate Bonusing Event" (“the ‘088 Patent”) relating to casino gaming systems and is seeking to enforce its proprietary rights against possible infringers. The ‘088 Patent relates to a gaming system in which a second game played on an interactive sign is triggered once specific events occur in a first game. On November 2, 2012, MGT Gaming filed a lawsuit in the United States District Court for the Southern District of Mississippi (Jackson Division) alleging patent infringement against multiple companies believed to be violating the ‘088 Patent. The lawsuit alleges the defendants Caesars Entertainment (NASDAQ GS: CZR), MGM Resorts International, Inc. (NYSE: MGM), WMS Gaming, Inc. - a subsidiary of WMS Industries, Inc. (NYSE: WMS), Penn National Gaming, Inc. (NASDAQ GS: PENN), and Aruze Gaming America, Inc. either manufacture, sell or lease gaming systems in violation of MGT Gaming's patent rights, or operate casinos that offer gaming systems in violation of MGT Gaming's patent rights. An amended version of the complaint was later filed on December 17, 2012. On August 6, 2013, the Company was issued United States Patent number 8,500,554 entitled, "Gaming Device Having a Second Bonusing Event" (the "554 Patent"). The '554 Patent is a continuation of the key patent already owned by the Company.

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The allegedly infringing products manufactured, distributed, used, sold and/or offered for sale by defendants include at least those identified under the trade names: "Pirate Battle," "Battleship," "Clue," "Monopoly," "Rich Life," "Amazon Fishing Competition," "Massive Fishing Competition," "Big Game Competition," "Jackpot Battle Royal," "Wizard of Oz Journey to Oz," "The Great and Powerful Oz," and "Paradise Fishing." On January 3, 2013, WMS (joined by Caesars and MGM) moved to sever the litigation against each defendant into separate actions and to transfer the action against WMS to the Northern District of Illinois and to dismiss the case. Later that same month defendants Aruze Gaming America, Inc. and Penn National Gaming, Inc. filed motions to dismiss, and to transfer venue to Nevada and Pennsylvania, respectively. The court ruled on these motions on October 23, 2013 by: denying each of the motions for change of venue; denying the motion to dismiss with respect to direct infringement; granting the motion to dismiss as to indirect infringement without prejudice to re-pleading those claims; granting the motion to sever the action into three cases, which nevertheless remain consolidated for discovery; and staying the action as to the casino defendants. Aruze filed a separate action in Nevada seeking a declaratory judgment that Aruze does not infringe the '088 Patent and/or that the '088 Patent is invalid or unenforceable has been dismissed. On November 4, 2013, WMS Industries filed a petition for Inter Partes review by the Patent Trial and Appeal Board at the United States Patent and Trademark Office (“PTO”) seeking to invalidate each of the patent claims asserted by MGT Gaming in the Mississippi litigation on the basis of certain prior patents. It is anticipated that WMS will attempt to stay the litigation pending the outcome of the PTO proceeding.  The Markman Hearing (also known as a Claims Construction Hearing) remains scheduled for September 25, 2014 at 9:00 AM local time in Jackson, MS before the Honorable District Judge Carlton W. Reeves.

Medicsight was the owner of intellectual property relating to a medical imaging software product. The Company also has developed an automated carbon dioxide insufflation device and receives royalties on a per unit basis from an international manufacturer. On June 30, 2013, the Company completed the sale of Medicsight’s global patent portfolio to Samsung Electronics Co., Ltd. for gross proceeds of $1,500,000.

Our principal executive offices are located at 500 Mamaroneck Avenue, Suite 204, Harrison, NY 10528 and our telephone number is (914) 630-7431.

We maintain a website www.mgtci.com. The information contained in our website is not incorporated by reference in this Prospectus and you should not consider it a part of this Prospectus.

For additional information about us, you should refer to the information described in “Where You Can Find More Information” in this Prospectus.

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SUMMARY OF THE OFFERING

The following is a brief summary of certain terms of this offering and is not intended to be complete.

Shares of Common Stock offered by the Selling Stockholders	1,335,000 shares of Common Stock

Shares of Common Stock outstanding prior to this Offering	8,866,686 as of March 25, 2014.

Common stock outstanding after this Offering	9,761,686 as of March 25, 2014.

Use of Proceeds

We will not receive any proceeds from the sale of shares of Common Stock by the Selling Shareholders identified in this Prospectus. The Selling Shareholders will receive all net proceeds from the sale of shares of our Common Stock offered by this Prospectus.

We may receive proceeds from the exercise of any options to be granted under the Amended and Restated Plan if and to the extent that any such options are exercised by the Selling Stockholders.

NYSE MKT Symbol	MGT

Risk Factors	An investment in our securities is highly speculative and involves a number of risks. You should carefully consider the information contained in the “Risk Factors” section beginning on page 11 of this Prospectus, as well as other information set forth in this Prospectus, and the information we incorporate by reference, before making your investment decision.

Dividend Policy	We have not paid any dividends on our Common Stock during the last three fiscal years, and we do not anticipate the declaration or payment of any dividends at any time in the foreseeable future.

RISK FACTORS

Investing in our common stock involves risk. You should carefully consider the risk factors disclosed below as well as those contained in our most recent Annual Report on Form 10-K and 10-K/A and our subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference herein, as updated by our subsequent filings under the Exchange Act, and the other information contained in this Prospectus, before acquiring any of our common stock. These risks could have a material adverse effect on our business, results of operations or financial condition and cause the value of our common stock to decline. You could lose all or part of your investment.

This Prospectus also contains or incorporates by reference forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors, including the risks faced by us described or incorporated by reference in this Prospectus. See “Cautionary Statement Regarding Forward-Looking Information.”

If any of these risks actually occurs, our business could be materially harmed. These risks and uncertainties are not the only ones faced by us. Additional risks and uncertainties, including those of which we are currently unaware or that are currently deemed immaterial, may also materially and adversely affect our business, financial condition, cash flows, prospects and the price of our common stock.

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Risks Related to this Offering

Our stockholders may experience substantial dilution in the value of their investment if we issue additional shares of our capital stock.

Our certificate of incorporation allows us to issue up to 75,000,000 shares of our common stock and to issue and designate the rights of, without stockholder approval, up to 10,000,000 shares of preferred stock. In the future, in order to raise additional capital we may offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share paid by other investors, and dilution to our stockholders could result.  We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders.  The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by other investors.

You may experience immediate dilution in the book value per share of the common stock you purchase.

Because the price per share of our common stock being offered may be substantially higher than the net tangible book value per share of our common stock, you may suffer substantial dilution in the net tangible book value of the common stock you purchase in this offering.

We may issue debt and equity securities or securities convertible into equity securities, any of which may be senior to our common stock as to distributions and in liquidation, which could negatively affect the value of our common stock.

In the future, we may attempt to increase our capital resources by entering into debt or debt-like financing that is unsecured or secured by some or all of our assets, or by issuing additional debt or equity securities, which could include issuances of secured or unsecured commercial paper, medium-term notes, senior notes, subordinated notes, guarantees, preferred stock, hybrid securities, or securities convertible into or exchangeable for equity securities.  In the event of our liquidation, our lenders and holders of our debt and preferred securities would receive distributions of our available assets before distributions to the holders of our common stock.  Because our decision to incur debt and issue securities in future offerings may be influenced by market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings or debt financings.  Further, market conditions could require us to accept less favorable terms for the issuance of our securities in the future.

Additional Risks Related to our Business, Industry and an Investment in our Common Stock

For a discussion of additional risks associated with our business, our industry and an investment in our common stock, see the section entitled “Risk Factors” in our most recent annual report on Form 10-K for our fiscal year ended December 31, 2013, filed with the SEC on March 28, 2014, and any subsequently filed document that is also incorporated or deemed to be incorporated by reference in this Prospectus.

USE OF PROCEEDS

The Selling Stockholders will receive all proceeds from the sale of the shares of our Common Stock in this offering. We will not receive any proceeds from the sale of shares of Common Stock by the Selling Stockholders.

However, we may receive proceeds from the exercise of stock options to be granted under the Amended and Restated Plan if and to the extent that any such options, if issued, are exercised by the Selling Stockholders. We would expect to use those proceeds, if any, for general working capital purposes.

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SELLING STOCKHOLDERS

Under our Amended and Restated Plan, a total of 1,335,000 shares of Common Stock were reserved for issuance upon the grant and exercise of options to employees, directors or consultants of the Company or the Company’s affiliates as the Board or any committee thereof shall elect.

135,000 of the shares of Common Stock to which this reoffer prospectus relates and that have already been issued are being registered for reoffers and resales by Robert Ladd, our President and Chief Executive Officer. 125,000 of the shares of Common Stock to which this reoffer prospectus relates and that have already been issued are being registered for reoffers and resales by Robert Traversa, our Treasurer and Chief Financial Officer. 72,000 shares of Common Stock to which this reoffer prospectus relates and that have already been issued are being registered for reoffers and resales by our non-executive directors. 108,000 shares of Common Stock to which this reoffer prospectus relates are being registered for reoffers and resales by non-affiliates. We do not know if any of the foregoing persons will use this reoffer prospectus in connection with the offer or sale of any shares of Common Stock, or, if this reoffer prospectus is so used, how many shares of Common Stock will be offered or sold. Such selling stockholder may resell all, a portion, or none of the shares that he may acquire pursuant to the Amended and Restated Plan.

895,000 shares of Common Stock to which this reoffer prospectus relates remain available under the Amended and Restated Plan and have not yet been issued.

The number of shares presented as owned in this table assumes that all options are fully exercised, and that all shares offered are sold.

We will not be obligated to pay any underwriting fees, discounts, commissions or other expenses incurred by the Selling Stockholders in connection with the sale of such shares.

The information in the table below is current as of the date of this Prospectus. All information contained in the table below is based upon information provided to us by the Selling Stockholders and we have not independently verified this information. The Selling Stockholders are not making any representation that any shares covered by this Prospectus will be offered for sale. The Selling Stockholders may from time to time offer and sell pursuant to this Prospectus any or all of the Common Stock being registered.

Except as indicated below in the notes to the tables below, none of the Selling Stockholders held any position or office with us, nor are any of the Selling Stockholders associates or affiliates of any of our officers or directors. Except as indicated below, no selling stockholder is the beneficial owner of any additional shares of Common Stock or other equity securities issued by us or any securities convertible into, or exercisable or exchangeable for, our equity securities. No selling stockholder is a registered broker-dealer or an affiliate of a broker-dealer.

For purposes of this table, beneficial ownership is determined in accordance with the Securities and Exchange Commission rules, and includes investment power with respect to shares and shares owned pursuant to warrants or options exercisable within 60 days. The number of shares presented as owned in the tables assumes that all warrants and options are fully exercised, and the “Number of Shares Beneficially Owned after the Offering” columns assume the sale of all shares offered.

The percentages of shares beneficially owned are based on 8,866,686 shares of our Common Stock issued and outstanding as of March 25, 2014, and is calculated by dividing the number of shares that person beneficially owns by the sum of (a) the total number of shares outstanding on March 25, 2014, plus (b) the number of shares such person has the right to acquire within 60 days of March 25, 2014.

We may require the Selling Stockholders to suspend the sales of the securities offered by this Prospectus upon the occurrence of any event that makes any statement in this Prospectus or the related Registration Statement untrue in any material respect or that requires the changing of statements in these documents in order to make statements in those documents not misleading. The address of each Selling Stockholders listed below is c/o MGT Capital Investments, Inc., 500 Mamaroneck Avenue, Suite 204, Harrison, NY 10528.

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Name of Selling Stockholder	Number of Shares Beneficially Owned Prior to the Offering		Percentage of Shares Beneficially Owned Prior to the Offering	Number of Shares Being Offered Hereby	Number of Shares to be Beneficially Owned Upon Completion of the Offering	Percentage of Shares to be Beneficially Owned Upon Completion of the Offering

Robert B. Ladd (1)	785,471	(2)	8.86%	135,000	650,471	6.66%

Robert P. Traversa (3)	281,616	(4)	3.18	125,000	156,616	1.60

H. Robert Holmes (5)	88,819	(6)	1.00	36,000	52,819	*

Michael Onghai (7)	42,545	(8)	*	36,000	6,545	*

Dmitry Molotkov	30,000		*	30,000	0	*

Stuart van Leenen	30,000		*	30,000	0	*

Craig Allison	10,000		*	10,000	0	*

Mia Farrah Niazi	10,000		*	10,000	0

Reginald A. Averilla	6,000		*	6,000	0	*

Brit Devine	6,000		*	6,000	0	*

Richard Dunne	6,000		*	6,000	0	*

Christopher Puntillo	6,000		*	6,000	0	*

Lara Corrente	4,000		*	4,000	0	*

Total:	1,306,451		14.73%	440,000	866,451	8.88%

* less than one percent of common stock outstanding

(1) Mr. Ladd serves as our President and Chief Executive Officer and as a Director.

(2) Mr. Ladd owns 163,000 shares of Common Stock directly, including 135,000 restricted shares granted to Mr. Ladd pursuant to the Amended & Restated Plan. Mr. Ladd may also be deemed to be the beneficial owner of an additional 622,471 shares of Common Stock held by Laddcap Value Partners III LLC, a Delaware limited liability company (“Laddcap”), by virtue of his ability to vote or control the vote or dispose or control the disposition of the shares of Common Stock held by Laddcap through his position as Managing Member of Laddcap.

(3) Mr. Traversa serves as our Treasurer and Chief Financial Officer and as a Director.

(4) Mr. Traversa owns 281,616 shares of Common Stock directly, including 125,000 restricted shares granted to Mr. Traversa pursuant to the Amended & Restated Plan.

(5) Mr. Holmes serves as a Director.

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(6) Mr. Holmes owns 88,819 shares of Common Stock directly, including 36,000 restricted shares granted to Mr. Holmes pursuant to the Amended & Restated Plan.

(7) Mr. Onghai serves as a Director.

(8) Mr. Onghai owns 42,545 shares of Common Stock directly, including 36,000 restricted shares granted to Mr. Onghai pursuant to the Amended & Restated Plan.

PLAN OF DISTRIBUTION

The Selling Stockholders may, from time to time, sell all or a portion of the shares of Common Stock on any market where our Common Stock may be listed or quoted (currently the NYSE MKT), in privately negotiated transactions or otherwise. Such sales may be at fixed prices prevailing at the time of sale, at prices related to the market prices or at negotiated prices. The shares of Common Stock being offered for resale by this Prospectus may be sold by the selling security holders by one or more of the following methods:

•	block trades in which the broker or dealer so engaged will attempt to sell the shares of Common Stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by broker or dealer as principal and resale by the broker or dealer for its account pursuant to this Prospectus;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	privately negotiated transactions;

•	market sales (both long and short to the extent permitted under the federal securities laws);

•	at the market to or through market makers or into an existing market for the shares;

•	through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); and

•	a combination of any of the aforementioned methods of sale.

In the event of the transfer by any of the Selling Stockholders of its options or shares of Common Stock to any pledgee, donee or other transferee, we will amend this Prospectus and the Registration Statement of which this Prospectus forms a part by the filing of a prospectus supplement or a post-effective amendment in order to have the pledgee, donee or other transferee in place of the Selling Stockholder who has transferred his, her or its shares.

In effecting sales, brokers and dealers engaged by the Selling Stockholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from a selling stockholder or, if any of the broker-dealers act as an agent for the purchaser of such shares, from a purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with a selling stockholder to sell a specified number of the shares of Common Stock at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of Common Stock at the price required to fulfill the broker-dealer commitment to the selling stockholder if such broker-dealer is unable to sell the shares on behalf of the selling stockholder. Broker-dealers who acquire shares of Common Stock as principal may thereafter resell the shares of Common Stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such resales, the broker-dealer may pay to or receive from the purchasers of the shares commissions as described above.

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The Selling Stockholders and any broker-dealers or agents that participate with the Selling Stockholders in the sale of the shares of Common Stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of Common Stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

From time to time, any of the Selling Stockholders may pledge shares of Common Stock pursuant to the margin provisions of customer agreements with brokers. Upon a default by a selling stockholder, their broker may offer and sell the pledged shares of Common Stock from time to time. Upon a sale of the shares of Common Stock, the Selling Stockholders intend to comply with the Prospectus delivery requirements under the Securities Act by delivering a Prospectus to each purchaser in the transaction. We intend to file any amendments or other necessary documents in compliance with the Securities Act which may be required in the event any of the Selling Stockholders defaults under any customer agreement with brokers.

To the extent required under the Securities Act, a post-effective amendment to this Registration Statement will be filed disclosing the name of any broker-dealers, the number of shares of Common Stock involved, the price at which the Common Stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this Prospectus and other facts material to the transaction. We and the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as a selling stockholder is a distribution participant and we, under certain circumstances, may be a distribution participant, under Regulation M.

All of the foregoing may affect the marketability of the Common Stock.

Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of Common Stock will be borne by the Selling Stockholders, the purchasers participating in such transaction, or both.

Any shares of Common Stock covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this Prospectus.

LEGAL MATTERS

The validity of the issuance of the Common Stock described in this Prospectus will be passed upon for us by Sichenzia Ross Friedman Ference LLP at 61 Broadway, 32nd Floor, New York, NY 10006.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Common Stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the Company, nor was any such person connected with the Company as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

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DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission under the Securities Act a Registration Statement on Form S-8, of which this Prospectus forms a part, with respect to the shares being offered in this offering. This Prospectus does not contain all of the information set forth in the Registration Statement, certain items of which are omitted in accordance with the rules and regulations of the Securities and Exchange Commission. The omitted information may be inspected and copied at the Public Reference Room maintained by the Securities and Exchange Commission at 100 F. Street, N.E., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC (including exhibits to such documents) at the SEC's Public Reference Room at 100 F. Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain additional information about the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a site on the Internet at http://www.sec.gov/ that contains reports, proxy statements and other information that we file electronically with the SEC.

Statements contained in this Prospectus as to the contents of any contract or other document filed as an exhibit to the Registration Statement are not necessarily complete and in each instance reference is made to the copy of the document filed as an exhibit to the Registration Statement, each statement made in this Prospectus relating to such documents being qualified in all respect by such reference. For further information with respect to us and the securities being offered hereby, reference is hereby made to the Registration Statement, including the exhibits thereto.

Dealer Prospectus Delivery Obligation

You should rely only on the information incorporated by reference or contained in this Prospectus. We have not authorized any dealer, salesperson or other person to give you different information. This Prospectus does not constitute an offer to sell nor are they seeking an offer to buy the securities referred to in this Prospectus in any jurisdiction where the offer or sale is not permitted. The information contained in this Prospectus and the documents incorporated by reference are correct only as of the date shown on the cover page of these documents, regardless of the time of the delivery of these documents or any sale of the securities referred to in this Prospectus.

REOFFER PROSPECTUS

MGT Capital Investments, Inc.

1,335,000 shares

of

Common Stock

March 28, 2014

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this registration statement, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents filed with the SEC listed below:

(a) The Company’s Annual Report on Form 10-K ended December 31, 2013, filed on March 28, 2014; and

(d) The description of the Company’s common stock contained in the Company’s registration statement on Forms S-1 and S-1/A filed with the SEC on October 3, 2011, November 10, 2011, November 14, 2011 and November 16, 2011.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.  Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation’s board of directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933. The Company’s Restated Certificate of Incorporation (Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q filed on November 14, 2013 and the Company’s By-Laws (Exhibit 1 to the Company’s Current Report on Form 8-K filed on December 28, 2007) provide for limitation of liability and indemnification of the Company’s directors, officers, employees and other agents to the extent and under the circumstances permitted by the Delaware General Corporation Law.

The Company has entered into Employment Agreements (Exhibits 10.1 and 10.2 to the Company’s Current Report on Form 8-K filed on November 23, 2012) with certain of its officers and directors that require the Company to, among other things, indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers to the full extent permitted by applicable law. The Company carries liability insurance for its directors and officers.

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Item 7. Exemption From Registration Claimed.

The grant of shares of our common stock will be issued as enticement or incentive awards. These grants will be exempt from registration pursuant to Section 4(2) of the Act.

Item 8. Exhibits.

Exhibit No.	Description

4.1	Form of MGT Capital Investments, Inc. Amended and Restated 2012 Stock Incentive Plan and forms of agreements thereunder (previously filed on August 9, 2013 as Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A and incorporated by reference herein)

5.1	Opinion of Sichenzia Ross Friedman Ference LLP*

23.1	Consent of Marcum LLP, Independent Registered Public Accounting Firm.

23.2	Consent of EisnerAmper LLP, Independent Registered Public Accounting Firm.

23.3	Consent of Sichenzia Ross Friedman Ference LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page to this Form S-8).

* In accordance with Item 8 of Form S-8, and in lieu of the opinion of counsel or determination contemplated by Item 601(b)(5) of Regulation S-K, the Company hereby undertakes that it will submit the Plan and all amendments thereto to the Internal Revenue Service (“IRS”) in a timely manner, and that it will make all changes required by the IRS in order to qualify the Plan.

Item 9. Undertakings.

(a) The undersigned Company hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Harrison, New York, on the 28th day of March, 2014.

MGT CAPITAL INVESTMENTS, INC.

By:	/s/ Robert B. Ladd
Robert B. Ladd
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert B. Ladd and Robert Traversa and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Robert B. Ladd	President, CEO and Director
Robert B. Ladd	(Principal Executive Officer)	March 28, 2014

/s/ Robert Traversa	Treasurer, Chief Financial Officer and Director
Robert Traversa	(Principal Financial and Accounting Officer)	March 28, 2014

\s\ H. Robert Holmes	Director	March 28, 2014
H. Robert Holmes

\s\ Michael Onghai	Director	March 28, 2014
Michael Onghai

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